EXHIBIT 5.1

VEDDER PRICE                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                      222 NORTH LASALLE STREET
                                      CHICAGO, ILLINOIS 60601-1003
                                      312-609-7500
                                      FACSIMILE: 312-609-5005

                                      OFFICES IN CHICAGO, NEW YORK CITY,
                                      AND ROSELAND, NEW JERSEY

                                      April 15, 2005


Park Bancorp, Inc.
5400 South Pulaski Road
Chicago, Illinois  60632

Ladies and Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission by Park Bancorp, Inc., a Delaware corporation (the "Company"), relating to the registration of 100,000 shares of the Company's common stock (the "Common Stock"), reserved for issuance under the Park Bancorp, Inc. 2003 Incentive Plan (the "Plan"). We have acted as counsel for the Company in connection with the Registration Statement.

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company, the Bylaws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based upon the foregoing and the number of shares of Common Stock issued and outstanding as of the date hereof, it is our opinion that the 100,000 shares of Common Stock, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the Federal securities laws and the General Corporation Law of the State of Delaware.

         We hereby consent to the use of this opinion in connection with said Registration Statement and to the references to our firm therein.

                                     Very truly yours,

                                     /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.